UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On June 10, 2020, Vislink Technologies, Inc. (the “Company”) distributed a letter by e-mail (the “Letter”) from Carleton “Mickey” Miller, the Company’s Chief Executive Officer, to the Company’s shareholders regarding the Company’s upcoming Annual Meeting of Shareholders scheduled to be held on Wednesday, June 17, 2020. The Letter supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020, and the Definitive Additional Materials that the Company filed with the SEC on April 17, 2020, April 21, 2020, May 7, 2020, May 21, 2020, June 2, 2020, June 4, 2020 and June 9, 2020.

Below is a copy of the Letter.

Dear Vislink Technologies Shareholder,

Finally, live sports and entertainment are opening up! Even if there will be no spectators at the events, our technology will be there. Check out our latest press release on how RaceTech is using Vislink Technology.

We expect more live sports and events to be broadcast to viewers at home.

You can expect Vislink solutions will be at the heart of the action. Our wireless production technology is used in approximately 70% of all wireless broadcasts around the world.

Here is what we are watching.

●	Bundesliga started in May, and La Liga, Premier League, and Series A are all starting this month.

●	The New York Racing Association announced Tuesday that the Belmont Stakes would be contested June 20, 2020.

●	Beginning on June 14, Nascar will begin welcoming back guests at select tracks.

●	PGA tour starts back this week.

●	NFL training camps are expected to open in late July.

Will Vislink be there? Likely. Many of our customers use Vislink technology to broadcast events just like these.

If you have not yet voted upon the proposals ahead of our upcoming annual meeting of stockholders, which has been adjourned to Wednesday, June 17, 2020, we specifically request that you do so as soon as possible and that you support the recommendations of our Board to vote “YES” for each proposal.

If you have already voted “NO” on the reverse split (Proposal 3), please reconsider your vote. Your vote is important regardless of the number of shares you own.

Furthermore, if you were a holder of record on February 20, 2020 and have since sold your shares, you are still entitled to vote. There are three key reasons that we may want to implement a reverse split: we want to remain listed on Nasdaq, attract institutions that will support our stock, and be in a position to use our stock for an accretive growth acquisition.

How do I vote?

Call our proxy solicitor, Laurel Hill Advisory Group, at 1-888-742-1305.

If you prefer that someone give you a call, click here.

Thank you for taking the time to vote and for your continued interest in Vislink.

Very truly yours,

Carleton “Mickey” Miller

Chief Executive Officer

Email: cmm@vislink.com